EXHIBIT 99.7

PROXY

ROTH CH ACQUISITION IV CO.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

SPECIAL MEETING IN LIEU OF THE 2023

ANNUAL MEETING OF STOCKHOLDERS

ROTH CH ACQUISITION IV CO.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING IN LIEU OF THE 2023

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON        , 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated          , 2023, in connection with the Annual Meeting to be held at          a.m. Eastern Time, on          , 2023 in a virtual meeting format via the following information:

Annual Meeting webpage (information, webcast, telephone access and replay):

https://www.cstproxy.com/rothchacquisitioniv/sm2023,

Telephone access (listen-only):

Within the U.S. and Canada: +1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: + 1 857-999-9155 (standard rates apply)

Conference ID: 8785120#

The undersigned hereby appoints Byron Roth and John Lipman, and each of them, as proxies, with full power of substitution, to vote all shares of the common stock of ROTH CH ACQUISITION IV CO. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting in Lieu of the 2023  Annual Meeting of stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, 2, 3, 4, 5, 6 AND 7.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.  The notice of meeting and all related proxy materials are available at https://www.cstproxy.com/rothchacquisitioniv/sm2023.

	FOR	AGAINST	ABSTAIN
Proposal 1 — The Business Combination Proposal	◻	◻	◻

To consider and vote upon a proposal to approve the Merger Agreement, dated as of December 5, 2022 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among ROCG, Roth IV Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of ROCG (“Merger Sub”), and Tigo Energy, Inc., a Delaware corporation (“Tigo”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into Tigo, with Tigo surviving the merger as a wholly owned subsidiary of ROCG (the “Business Combination,” and such proposal, the “Business Combination Proposal”).

	FOR	AGAINST	ABSTAIN
Proposal 2 — The Charter Proposal	◻	◻	◻

To consider and vote upon a proposal to adopt the Second Amended and Restated Certificate of Incorporation (the “Proposed Charter”) in the form attached to the proxy statement as Annex B, including changing ROCG’s name from “Roth CH Acquisition IV Co.” to “Tigo Energy, Inc.” (the “Charter Proposal”).

Proposal 3 — The Governance Proposal

To consider and act upon, on a non-binding advisory basis, six separate proposals with respect to certain governance provisions in the Proposed Charter in accordance with the requirements of the Securities and Exchange Commission (the “Governance Proposal”).

	FOR	AGAINST	ABSTAIN
Proposal 3A — Changes to Authorized Capital Stock	◻	◻	◻

To consider and vote upon a proposal to amend the Amended and Restated Certificate of Incorporation of Roth CH Acquisition IV Co., dated August 5, 2021, as amended by that Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Roth CH Acquisition IV Co., dated December 20, 2022 (the “Existing Charter”) to increase the number of authorized shares to 160,000,000, consisting of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock.

	FOR	AGAINST	ABSTAIN
Proposal 3B— Required Vote to Amend the Charter	◻	◻	◻

To consider and vote upon a proposal to amend the Existing Charter to require that any future charter amendment be approved by the holders of at least two-thirds (66 and 2/3%) of the voting power of all the then-outstanding shares of voting stock of the post-Business Combination Company (the “Combined Company”).

	FOR	AGAINST	ABSTAIN
Proposal 3C— Required Vote to Amend the Bylaws	◻	◻	◻

To consider and vote upon a proposal to amend the Existing Charter to require an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock of the Combined Company entitled to vote generally in an election of directors to adopt, amend, alter, repeal or rescind the bylaws in the form attached to the proxy statement as Annex C (the “Proposed Bylaws”). The ability of the majority of the board of directors to amend the bylaws remains unchanged.

	FOR	AGAINST	ABSTAIN
Proposal 3D— Director Removal	◻	◻	◻

To consider and vote upon a proposal to amend the Existing Charter to permit the removal of directors with cause only by stockholders voting at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock of the Company entitled to vote at an election of directors.

	FOR	AGAINST	ABSTAIN
Proposal 3E— Right to Act by Written Consent	◻	◻	◻

To consider and vote upon a proposal to amend the Existing Charter to provide that the Combined Company stockholders may not take action by written consent.

	FOR	AGAINST	ABSTAIN
Proposal 3F— Removal of Black Check Company Provisions	◻	◻	◻

To consider and vote upon a proposal to amend the Existing Charter to eliminate certain provision related to the Company’s status as a blank check company, including the requirement to dissolve the Combined Company and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination and provisions that require proceeds from the Company’s initial public offering be held in the Trust Account, as defined in the proxy statement, until a business combination or liquidation of merger has occurred.

Proposal 4 — The Director Election Proposal

To consider and vote upon a proposal to elect six directors to serve on the Board of Directors of the Combined Company (the “Board”) until the 2024 annual meeting of stockholders and their respective successors are duly elected and qualified (the “Director Election Proposal”).

☐	FOR all nominees listed below (except as marked to the contrary below)	◻	WITHHOLD AUTHORITY to vote for all nominees listed below
1) Zvi Alon 2) Michael Splinter 3) Stanley Stern 4) John Wilson 5) Tomer Babai 6) Joan C. Conley

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided.

	FOR	AGAINST	ABSTAIN
Proposal 5 — The Nasdaq Proposal	◻	◻	◻

To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (the “Nasdaq”), the issuance of shares of ROCG common stock to Tigo stockholders pursuant to the Merger Agreement (the “Nasdaq Proposal”).

	FOR	AGAINST	ABSTAIN
Proposal 6 — The Equity Incentive Plan Proposal	◻	◻	◻

To consider and vote upon a proposal to approve and adopt the Tigo Energy, Inc. 2023 Equity Incentive Plan (the “Equity Incentive Plan Proposal” and, together with the Business Combination Proposal, the Charter Proposal, the Director Election Proposal and the Nasdaq Proposal, the “condition precedent proposals”.

	FOR	AGAINST	ABSTAIN
Proposal 7 — The Adjournment Proposal	◻	◻	◻

To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the condition precedent proposals (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Charter Proposal, the Governance Proposal, the Nasdaq Proposal, the Director Election Proposal, and the Equity Incentive Plan Proposal, each, a “Proposal” and collectively, the “Proposals”).

Dated:	2023

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.